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                                                                   EXHIBIT 10.11


                              EMPLOYMENT AGREEMENT


            This Employment Agreement ("Agreement") is entered into as of December 9, 1997, by and between iMall, Inc., a Nevada corporation (the "Company") and Stephen W. Fulling, an individual ("Employee"), with reference to the following:

            A. The Company desires to employ Employee on the terms and conditions set forth in this Agreement.

            B. Employee desires to be so employed.

            NOW, THEREFORE, based on the foregoing premises and in consideration of the covenants set forth in this Agreement, the parties hereto hereby agree as follows:

                 1. Term of Employment. The Company hereby employs Employee and Employee accepts such employment commencing on January 1, 1998 and terminating on that date which is three years thereafter, unless sooner terminated in accordance with the terms of this Agreement.

                 2. Services to be Rendered.

                      2.1 Duties. Employee shall serve as Vice President of Technology of the Company and shall have the responsibilities, duties and powers customarily associated with such position. Employee shall report directly to the Chief Executive Officer of the Company, and shall perform his duties pertaining to the business of the Company (the "Company Business") subject to the direction of the Chief Executive Officer and to such limits upon Employee's authority as the Chief Executive Officer may from time to time impose. Employee's principal place of work hereunder shall be located in Provo, Utah or such other location within the State of Utah as may be designated by the Chief Executive Officer from time to time. However, Employee shall also render services at such other place or places within or without the United States as the Chief Executive Officer may direct from time to time. Employee shall be subject to the policies and procedures generally applicable to senior executive employees of the Company to the extent the same are not inconsistent with any term of this Agreement.

                      2.2 Exclusive Services. Employee shall at all times faithfully, industriously and to the best of his ability, experience and talent perform to the satisfaction of the Chief Executive Officer all of the duties that may be assigned to Employee hereunder and shall devote all of his productive time and efforts to the performance of such duties; provided, however, that Employee may devote time to personal and family investments to the extent that the time so spent does not conflict with the Company Business. The existence of such a conflict shall be determined in good faith by the Chief Executive Officer.


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                 3. Compensation and Benefits. The Company shall pay the
following compensation and benefits to Employee during the term hereof, and Employee shall accept the same as payment in full for all services rendered by Employee to or for the benefit of the Company:

                      3.1 Salary. A salary ("Salary") of $85,000 per annum. The Salary shall accrue in equal monthly installments in arrears and shall be payable in accordance with the payroll practices of the Company in effect from time to time. The Company shall review Employee's performance within thirty (30) days after the end of the first and second years of Employee's employment hereunder. Based upon such reviews, the Company may increase the Salary in such amounts as the Chief Executive Officer and the Compensation Committee of the Company determine at their sole discretion, except that at a minimum the Company shall increase the Salary for the second and third years of Employee's employment hereunder by an amount equal to seven percent (7%) of the total amount of Salary due to Employee during the immediately-preceding year. The Company shall continue to pay to Employee the Salary paid during the immediately-preceding year until the review has been conducted, at which time the Company shall pay to Employee the amount that is necessary to effect the adjustment under this Section 3.1 with respect to the installments of Salary theretofore paid by the Company to Employee during such second or third year, and payment of the adjusted Salary shall continue thereafter.

                      3.2 Car Allowance. The Company shall pay to Employee a car allowance of $575 per month, which shall accrue in monthly installments in arrears and be payable in accordance with the practices of the Company in effect from time to time.

                      3.3 Fringe Benefits. Employee shall be entitled to participate in benefits under the Company's benefit plans and arrangements, including, without limitation, any employee benefit plan or arrangement made available in the future by the Company to its senior executives, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. The Company shall have the right to amend or delete any such benefit plan or arrangement made available by the Company to its senior executives and not otherwise specifically provided for herein.

                      3.4 Expenses. The Company shall reimburse Employee for reasonable out-of-pocket expenses incurred in connection with the Company Business and the performance of his duties hereunder, subject to (i) such policies as the Chief Executive Officer may from time to time establish, (ii) Employee furnishing the Company with evidence in the form of receipts satisfactory to the Company substantiating the claimed expenditures, and (iii) Employee receiving advance approval from the Chief Executive Officer in case of expenses (or a series of related expenses) in excess of $500.


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                      3.5 Vacation. Employee shall be entitled to the number of
paid vacation days in each calendar year determined by the Company from time to time for its senior executive officers. Employee shall also be entitled to all paid holidays given to the Company's senior executive officers.

                      3.6 Bonus. In addition to the Salary to which Employee is entitled pursuant to Section 3.1, the Company may grant to Employee an annual bonus or bonuses up to a maximum aggregate annual amount of $25,000, at the sole and exclusive discretion of the Chief Executive Officer and the Compensation Committee of the Company and at such times and in such manner as the Chief Executive Officer and the Compensation Committee may determine.

                      3.7 Withholding and other Deductions. All compensation payable to Employee hereunder shall be subject to such deductions as the Company is from time to time required to make pursuant to law, governmental regulation or order.

                 4. Stock Options. The Company has granted Employee, as of December 9, 1998 and under the iMall, Inc. 1997 Stock Option Plan, options to purchase shares of the common stock of the Company ("Options"). The principal terms of the Options are set forth below and all of the terms of the Options are set forth in a stock option agreement (a copy of which is attached hereto as Exhibit A and incorporated herein by this reference). Effective as of December 9, 1997, the Board of Directors of the Company authorized and approved the grant by the Company of 680,000 options under the 1997 Stock Option Plan at the exercise price of $.65 per share of common stock, each of which will entitle Employee the right to purchase from the Company one share of the common stock of the Company. The Options will vest in Employee as follows: (i) at the rate of 86,667 Options per full quarter for the first year during which Employee remains employed by the Company, commencing as of January 1, 1998, (ii) at the rate of 41,667 Options per full quarter for the second year and per the first three full quarters of the third year during which Employee remains employed by the Company, commencing on that date which is one year after January 1, 1998, and
(iii) at the rate of 41,663 Options per the fourth full quarter of the third year during which Employee remains employed by the Company.

                      4.1 Expiration of Options. All unexercised Options shall expire on that date which is five (5) years after the date on which such Options have vested.

                      4.2 Effect of Employee's Termination. If Employee is terminated pursuant to 9.1 below, all Options that are unexercised at that time shall expire on that date which is sixty (60) days after the date of such termination. If Employee is terminated pursuant to Section 9.2 below, all Options that are unexercised at that time shall expire immediately.


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                      4.3 Effect of Employee's Improper Termination of This
Agreement. If Employee resigns or terminates this Agreement for any reason other than based on a material breach hereof by the Company, all Options that are not vested in Employee at that time shall expire immediately.

                      4.4 Effect of Sale of the Company. All of the Options shall vest in Employee immediately upon (i) the sale by the Company of all or substantially all of its assets, (ii) the sale of 50% or more of its outstanding shares, or (iii) the merger of the Company into another company whereby the Company is not the surviving entity.

                 5. Representations and Warranties of Employee. Employee represents and warrants to the Company that (a) Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder and (b) Employee is under no physical or mental disability that would hinder the performance of his duties under this Agreement.

                 6.    Certain Covenants.

                      6.1 Noncompetition. The parties hereto acknowledge that if Employee were to compete with the Company, Employee would necessarily use Confidential Information (as defined below) in doing so. Accordingly, during the term of this Agreement (including, if Employee is terminated for good cause or voluntarily terminates his employment hereunder, for the remainder of the term of this Agreement after such termination) (the "Restricted Period"), Employee shall not have any ownership interest (of record or beneficial) in, or have any interest as an employee, salesman, consultant, officer or director in, or otherwise aid or assist in any manner, any firm, corporation, partnership, proprietorship or other business that engages in any county, city or part thereof in the United States and/or any foreign country in a business which is similar to that in which the Company is engaged in such county, city or part thereof, so long as the Company, or any successor in interest of the Company the business and goodwill of the Company, remains engaged in such business in such county, city or part thereof or continues to solicit customers or potential customers therein; provided, however, that Employee may own, directly or indirectly, solely as an investment, securities of any entity which are traded on any national securities exchange if Employee (a) is not a controlling person of, or a member of a group which controls, such entity or (b) does not, directly or indirectly, own one percent (1%) or more of any class of securities of any such entity.

                      6.2 Trade Secrets. Employee acknowledges that the nature of Employee's engagement by the Company is such that Employee will have access to Confidential Information which has great value to the Company and that except for Employee's engagement by the Company, Employee would not otherwise have access to the Confidential Information. During the term of this Agreement and at all times


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thereafter, Employee shall keep all of the Confidential Information in confidence and shall not disclose any of the same to any other person, except the Company's personnel entitled thereto and other persons designated in writing by the Company. Employee shall not cause, suffer or permit the Confidential Information to be used for the gain or benefit of any party outside of the Company or for Employee's personal gain or benefit outside the scope of Employee's engagement by the Company.

                      6.3 Solicitation of Business. Employee shall not during the Restricted Period solicit or assist any other person to solicit any business (other than for the Company) from any present or past customer of the Company; or request or advise any present or future customer of the Company to withdraw, curtail or cancel its business dealings with the Company; or commit any other act or assist others to commit any other act which might injure the business of the Company.

                      6.4 Solicitation of Employees. Employee shall not during the Restricted Period, directly or indirectly, hire, solicit or encourage to leave the employment of the Company or any of its affiliates, any employee of the Company or any of its affiliates or hire any such employee who has left the employment of the Company or any of its affiliates within one year of the termination of such employee's employment with the Company or any of its affiliates.

                      6.5 Solicitation of Consultants. Employee shall not during the Restricted Period, directly or indirectly, hire, solicit or encourage to cease work with the Company or any of its affiliates any consultant then under contract with the Company or any of its affiliates within one year of the termination of such consultant's engagement by the Company or any of its affiliates.

                      6.6 Rights and Remedies Upon Breach. If Employee breaches or threatens to commit a breach of any of the provisions of this Section 6 (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

                           (a) Specific Performance.  The right and remedy to
have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, all without the need to post a bond or any other security or to prove any amount of actual damage or that money damages would not provide an adequate remedy, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide adequate remedy to the Company; and


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                           (b) Accounting and Indemnification.  The right and
remedy to require Employee (i) to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Employee or any associated party deriving such benefits as a result of any such breach of the Restrictive Covenants; and (ii) to indemnify the Company against any other losses, damages (including special and consequential damages), costs and expenses, including actual attorneys' fees and court costs, which may be incurred by them and which result from or arise out of any such breach or threatened breach of the Restrictive Covenants.

                      6.7 Severability of Covenants/Blue Pencilling. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court determines that any of the Restrictive Covenants, or any part thereof, are unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced. Employee hereby waives any and all right to attack the validity of the Restrictive Covenants on the grounds of the breadth of their geographic scope or the length of their term.

                      6.8 Enforceability in Jurisdictions. The Company and Employee intend to and do hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Company and Employee that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

                      6.9    Definitions.

                        (a) In Sections 6.1 - 6.9 above, all references to the Company mean not only the Company, but also any company, partnership or entity which, directly or indirectly, controls, is controlled by or is under common control with the Company.

                        (b) The term "Confidential Information", as used in this Agreement, means all information or material not generally known by non-Company personnel which (i) gives the Company some competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of the Company; (ii) which is owned by the Company or in which the Company has an interest and (iii) which is either (A) marked "Confidential Informa-


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tion," "Proprietary Information" or other similar marking, (B) known by Employee to be considered confidential and proprietary by the Company or (C) from all the relevant circumstances should reasonably be assumed by Employee to be confidential and proprietary to the Company. Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing): trade secrets, inventions, drawings, file data, documentation, diagrams, specifications, know how, processes, formulas, models, flow charts, software in various stages of development, source codes, object codes, categories of information unique to the business, research and development procedures, research or development and test results, marketing techniques and materials, marketing and development plans, price lists, pricing policies, business plans, information relating to customers and/or suppliers' identities, characteristics and agreements, financial information and projections, and employee files. Confidential Information also includes any information described above which the Company obtains from another party and which the Company treats as proprietary or designates as Confidential Information, whether or not owned or developed by the Company. NOTWITHSTANDING THE ABOVE, HOWEVER, NO INFORMATION CONSTITUTES CONFIDENTIAL INFORMATION IF IT IS GENERIC INFORMATION OR GENERAL KNOWLEDGE WHICH COVENANTOR WOULD HAVE LEARNED IN THE COURSE OF SIMILAR EMPLOYMENT ELSEWHERE IN THE TRADE OR IF IT IS OTHERWISE PUBLICLY KNOWN AND IN THE PUBLIC DOMAIN.

                 7.    Proprietary Rights.

                      7.1 Disclosure of Employee's Knowledge. Employee shall make available to the Company at no cost to the Company all knowledge possessed by him relating to any methods, developments, inventions and/or improvements, whether patented, patentable or unpatentable, which concern in any way the Company Business, acquired by Employee during the term of employment, provided that nothing herein shall be construed as requiring any disclosure where any such method, development, invention and/or improvement is lawfully protected from disclosure as a trade secret of any third party or by any other lawful bar to such disclosure.

                      7.2 Ownership of Patent Rights, Copyrights, and Trade Secrets. To the fullest extent permitted by California law, Employee shall assign, and does hereby assign, to the Company all of Employee's right, title and interest in and to all inventions, improvements, developments, trade secrets, discoveries, computer software, tradenames and trademarks conceived, improved, developed, discovered or written by Employee, alone or in collaboration with others, during the term of this Agreement which relate in any manner to the Company Business, whether or not the same shall be conceived, improved, developed, discovered or written during customary working hours on the Company's premises. During the term of this Agreement Employee shall promptly and fully disclose to the Company all matters


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within the scope of this Section 7.2, and shall, upon request of the Company, execute, acknowledge, deliver and file any and all documents necessary or useful to vest in the Company all of Employee's right, title and interest in and to all such matters. All expenses incurred in connection with the execution, acknowledgment, delivery and filing of any papers or documents within the scope of this Section 7.2 shall be borne by the Company. All matters within the scope of this Section 7.2 shall constitute trade secrets of the Company subject to the provisions of Section 6.2, until such matters cease to be trade secrets by operation of law. Notwithstanding the foregoing, however, Employee shall be under no obligation to assign to the Company any right in or to any invention which qualifies fully under the provisions of Section 2870 of the California Labor Code, which section is reproduced in Exhibit B attached hereto.

                 8. Insurance. The Company shall have the right to take out life, health, accident, "key-man" or other insurance covering Employee, in the name of the Company and at the Company's expense in any amount deemed appropriate by the Company. Employee shall assist the Company in obtaining such insurance, including, without limitation, submitting to any required examinations and providing information and data required by insurance companies.

                 9.    Termination.

                      9.1 Death or Total Disability of Employee. If Employee dies or becomes totally disabled during the term of this Agreement, Employee's employment hereunder shall automatically terminate. For these purposes Employee shall be deemed totally disabled if Employee shall become physically or mentally incapacitated or disabled or otherwise unable fully to discharge Employee's duties hereunder for a period of 90 consecutive calendar days or for 120 calendar days in any 180 calendar-day period.

                      9.2 Termination for Good Cause. Employee's employment hereunder may be terminated by the Company for "good cause." The term "good cause" is defined as any one or more of the following occurrences:

                           (a) Employee's breach of any of the covenants
contained in Section 6 of this Agreement;

                           (b) Employee's conviction by, or entry of a plea of
guilty or nolo contendere in, a court of competent and final jurisdiction for any crime involving moral turpitude or punishable by imprisonment in the jurisdiction involved;

                           (c) Employee's commission of an act of fraud, whether
prior to or subsequent to the date hereof upon the Company;

                           (d) Employee's willful failure or refusal to perform
Employee's duties as required by this Agreement for any reason whatsoever (including, without


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limitation, Employee's inability to comply with any laws, rules or regulations of any governmental entity with respect to Employee's employment by the Company);

                           (e) Employee's gross negligence, insubordination or
material violation of any duty of loyalty to the Company or any other material misconduct on the part of Employee;

                           (f) Employee's commission of any act which is
detrimental to the Company's business or goodwill; or

                           (g) Employee's breach of any other provision of this
Agreement, provided that termination of Employee's employment pursuant to this subsection (g) shall not constitute valid termination for good cause unless Employee shall have first received written notice from the Chief Executive Officer stating with specificity the nature of such breach and affording Employee at least fifteen (15) days to correct the breach alleged.

                      9.3 Other Events. The Company may terminate Employee's employment, with two weeks prior written notice, upon the happening of any of the following events:

                           (a) At such time, if any, as the Company ceases to
conduct business for any reason whatsoever.

                           (b) At the option of the Company, upon the sale by
the Company of all or a substantial portion of its assets, the sale of 50% or more of its outstanding shares, or a merger of the Company into another company whereby the Company is not the surviving entity.

                      9.4 Termination by Employee. Employee may terminate his employment if the Company requires that Employee change his principal place of work to a location outside the State of Utah.

                      9.5 Severance Compensation. Upon the occurrence of any of the events referred to in Sections 9.1, 9.2 and 9.3 above, Employee (or Employee's heirs or representatives) shall be entitled to receive only such portion (if any) of the Salary as may theretofore have accrued but be unpaid on the date on which the termination shall take effect. Notwithstanding the foregoing sentence, if Employee terminates his employment under Section 9.4 above, Employee (or Employee's heirs or representations) shall be entitled to receive such portion (if any) of the Salary as may theretofore have accrued but be unpaid on the date on which the termination shall take effect, plus the amount of $21,250.


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                      9.6 Return of the Company's Property.  If this Agreement
is terminated for any reason whatsoever, the Company shall have the right, at its option, to require Employee to vacate his offices prior to the effective date of termination and to cease all activities on the Company's behalf. Upon the termination of his employment in any manner, Employee shall immediately surrender to the Company all lists, books and records of, or in connection with, the Company's business, and all other property belonging to the Company, it being distinctly understood that all such lists, books and records, and other documents, are the property of the Company.

                10. Arbitration. Any claim or controversy arising out of or relating to this Agreement shall be settled by arbitration in Los Angeles, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. There shall be three arbitrators, one to be chosen directly by each party at will, and the third arbitrator to be selected by the two arbitrators so chosen. Each party shall pay the fees of the arbitrator it selects and of its own attorneys, the expenses of its witnesses and all other expenses connected with presenting its case. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, administrative fees, the fee of the third arbitrator, and all other fees and costs, shall be borne equally by the parties.

                11. General Relationship. Employee shall be considered an employee of the Company within the meaning of all federal, state and local laws and regulations including, but not limited to, laws and regulations governing unemployment insurance, workers' compensation, industrial accident, labor and taxes.

                12.    Miscellaneous.

                     12.1 Modification; Prior Claims. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party. Employee hereby waives any claims that may exist on the date hereof arising from his prior employment, if any, with the Company, other than for compensation payable or reimbursement of reasonable expenses, all as incurred in the ordinary course of business. Notwithstanding the foregoing two sentences, nothing contained in this Agreement shall in any way effect those certain options previously granted by the Company to Employee which, upon their exercise, entitle Employee to purchase 26,700 shares of the common stock of the Company, such options to vest in such amounts and at such times, and to be exercisable at such price, as previously agreed upon by the Company and Employee.

                     12.2 Assignment. The rights of the Company under this Agreement may, without the consent of Employee, be assigned by the Company, in its sole and


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unfettered discretion, to any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Company or an affiliate of the Company.

                     12.3 Survival. The covenants, agreements, representations

and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment.

                     12.4 Third-Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

                     12.5 Waiver. The failure of either party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party's rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

                     12.6 Hiring At Will. Any continuance of Employee's employment by the Company after the term hereof shall be deemed a hiring at will (unless such continuance is the subject of a new written agreement) and shall be subject to termination with or without cause by either party upon delivery of notice thereof.

                     12.7 Section Headings. The headings of the several sections in this Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

                     12.8 Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent by telex or telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed to:

                  Company:

                             iMall, Inc.
                             4400 Coldwater Canyon Boulevard
                             Suite 200
                             Studio City, California  91604
                             Attention:  Richard Rosenblatt


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                  With a copy to:

                             Loeb & Loeb LLP
                             1000 Wilshire Boulevard
                             Suite 1800
                             Los Angeles, California  90017
                             Attention:  David L. Ficksman, Esq.

                  Employee:

                             Stephen W. Fulling

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                  With a copy to:

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                             Attention:
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All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three business days thereafter. Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

                     12.9 Severability. All Sections, clauses and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Agreement shall be interpreted as if such invalid Sections, clauses or covenants were not contained herein.

                     12.10 Governing Law and Venue. This Agreement is to be governed by and construed in accordance with the laws of the State of Utah applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought hereon shall be brought in the state or federal courts sitting in Los Angeles, California, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each


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party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by California law.

                     12.11 Non-transferability of Interest. None of the rights of Employee to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Employee. Any attempted assignment, transfer, conveyance, or other disposition (other than as aforesaid) of any interest in the rights of Employee to receive any form of compensation to be made by the Company pursuant to this Agreement shall be void.

                     12.12 Attorneys' Fees. Subject to the provisions of Section 10 hereof with respect to arbitration, if any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs it incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

                     12.13 Gender. Where the context so requires, the use of the masculine gender shall include the feminine and/or neuter genders and the singular shall include the plural, and vice versa, and the word "person" shall include any corporation, firm, partnership or other form of association.

                     12.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.


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                     12.15 Construction. The language in all parts of this
Agreement shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the parties hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date hereinabove set forth.


                                THE COMPANY
                                iMall, Inc.



                                By:/s/
                                   -------------------------------------------
                                Its:
                                    ------------------------------------------
                                Title:
                                      ----------------------------------------

                                EMPLOYEE



                                /s/ Stephen W. Fulling
                                ----------------------------------------------
                                Stephen W. Fulling

                                    EXHIBIT A

                             STOCK OPTION AGREEMENT

                                   EXHIBIT B

                       CALIFORNIA LABOR CODE SECTION 2870


            (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                  (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

                  (2) Result from any work performed by the employee for the employer.

            (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.